EXHIBIT 23.3


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the inclusion by reference of our report dated November 6, 2003, appearing in the Annual Report of Form 10-KSB of GWIN, Inc, and Subsidiary for the year ending July 31, 2003, in the Company's registration statements on Form SB-2.


/s/ Demetrius & Company, LLC

155 Route 46 West
Wayne, New Jersey

April 14, 2004